                                                                    Exhibit A-47

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation: NIPSCO Capital Markets, Inc.

The undersigned officers of: NIPSCO Capital Markets, Inc.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

Section 1: The date of incorporation of the Corporation is:   3/10/89

Section 2: The name of the Corporation following this amendment to the Articles of Incorporation is: NiSource Capital Markets, Inc.

Section 3: The exact text of Article(s) I of the Articles of Incorporation is now as follows:

"Name.  The name of the Corporation is NiSource Capital Markets, Inc."

Section 4: Date of each amendment's adoption:  04/15/99

                     ARTICLE II: Manner of Adoption and Vote

Strick inapplicable section:

__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

         O. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

                  __ Shares entitled to vote.
                  __ Number of shares represented at the meeting.
                  __ Shares voted in favor.
                  __ Shares voted against.

         P. Written consent executed on April 15, 1999 and signed by all such shareholders. ARTICLE III: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 16th day of April, 1999

/s/ Nina M. Rausch
Secretary

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                          NIPSCO CAPITAL MARKETS, INC.

And said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                         NISOURCE CAPITAL MARKETS, INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certified that I have this day filed said articles in this office.


The effective date of these Articles of Amendment is April 21, 1999.






[Seal of the State of Indiana]

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-first day of April, 1999.

                                    /s/ Sue Ann Gilroy, Secretary of State